Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for First Quarter 2021

RICHMOND, Va. (May 6, 2021) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the first quarter ended March 31, 2021.

Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three Months Ended March 31

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended
	March 31,
	2021	2020	% Change
Net loss	$(46,435)	$(2,769)	n/m
Net loss per share	$(0.21)	$(0.01)	n/m

Adjusted EBITDAre	$27,308	$53,774	(49.2%)
Comparable Hotels Adjusted Hotel EBITDA	$35,686	$62,563	(43.0%)
Comparable Hotels Adjusted Hotel EBITDA Margin %	22.6%	26.7%	(410 bps)
Modified funds from operations (MFFO)	$8,682	$37,810	(77.0%)
MFFO per share	$0.04	$0.17	(76.5%)

Average Daily Rate (ADR) (Actual)	$99.19	$132.55	(25.2%)
Occupancy (Actual)	55.5%	60.9%	(8.9%)
Revenue Per Available Room (RevPAR) (Actual)	$55.09	$80.66	(31.7%)

Comparable Hotels ADR	$99.29	$133.05	(25.4%)
Comparable Hotels Occupancy	55.8%	60.9%	(8.4%)
Comparable Hotels RevPAR	$55.39	$81.01	(31.6%)

Cash and cash equivalents	$5,776
Total debt outstanding	$1,529,652
Total debt outstanding, net of cash and cash equivalents	$1,523,876
Total debt outstanding, net of cash and cash equivalents, to total capitalization (2)	31.9%

Note: n/m = not meaningful.

(1)

Explanations of and reconciliations to net loss determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.

(2)

Total debt outstanding, net of cash and cash equivalents ("net total debt outstanding"), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $14.57 on March 31, 2021.

Comparable Hotels is defined as the 232 hotels owned and held for use by the Company as of March 31, 2021. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, Chief Executive Officer of Apple Hospitality, commented, “Performance across our portfolio of hotels continued to strengthen during the first quarter of this year with occupancy growth, driven by a mix of leisure and business demand, exceeding our internal expectations and enabling us to post our best quarterly results since the beginning of the pandemic. Our outstanding operational results during these unprecedented times highlight the broad consumer appeal, geographic diversification and efficient operating model of our portfolio, as well as the merits of our conservative capital structure. We are pleased to report Adjusted EBITDAre of approximately $27 million, MFFO of approximately $9 million and Comparable Hotels Adjusted Hotel EBITDA Margin of approximately 23% for the first quarter of this year. Our portfolio of rooms-focused hotels has performed better than the overall industry, as well as our chain scales, as reported by STR, even without a full return of business travel. We anticipate improved business demand as the year progresses, and this, combined with our efforts to further enhance the efficiency of our stabilized operating model, positions us for continued outperformance."

Mr. Knight continued, “With positive corporate level cash flow after G&A and debt service for the quarter and for last year, we have preserved the strength and flexibility of our balance sheet and the value of our equity. We remain intently focused on maximizing long-term value for our shareholders through strong operational performance and strategic capital allocation and are well positioned for growth in the early phase of the recovery.”

Operations Update

•	All hotels open: All of the Company’s hotels are open with enhanced health and sanitation measures in place.

•

Sequential improvement: Occupancy, ADR and RevPAR for the Company’s portfolio sequentially improved each month during the first quarter of 2021, driven by a wide variety of demand generators including leisure, government, health care, construction, disaster recovery, insurance, athletics, education, and local and regional business-related travel. Operationally, the Company produced its strongest quarterly results since the beginning of the pandemic with occupancy exceeding industry averages. Portfolio occupancy improvement and outperformance continued with the month of April reaching approximately 68%.

•

Increased operational efficiencies: Since the onset of the COVID-19 pandemic, the Company, its brands and its third-party management companies have implemented cost elimination and efficiency initiatives at each of the Company’s hotels by effectively managing labor costs, reducing or eliminating certain services and amenities, and renegotiating rates under various service contracts. Hotel operating expenses were reduced by approximately 33% and 41% during the first quarter of 2021, as compared to the same periods of 2020 and 2019, respectively.

•

Cash flow positive: The Company produced sufficient cash from hotel operations to cover property-level and corporate-level costs, including debt service and capital expenditures, during the first quarter of 2021, achieving Adjusted Hotel EBITDA of approximately $35 million and MFFO of approximately $9 million.

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The following table highlights the Company’s monthly performance during the first quarter of 2021, as compared to the first quarters of 2020 and 2019 (in thousands, except statistical data):

				Three				Three				Three
				Months Ended				Months Ended				Months Ended
	January 2021	February 2021	March 2021	March 31, 2021	January 2020	February 2020	March 2020	March 31, 2020	January 2019	February 2019	March 2019	March 31, 2019

ADR	$95.15	$97.41	$103.27	$99.19	$129.46	$135.82	$131.93	$132.55	$129.81	$137.05	$141.16	$136.36
Occupancy	45.1%	55.2%	66.3%	55.5%	66.7%	75.7%	41.0%	60.9%	66.1%	75.4%	80.2%	73.9%
RevPAR	$42.94	$53.74	$68.46	$55.09	$86.34	$102.79	$54.08	$80.66	$85.78	$103.35	$113.23	$100.71
Adjusted Hotel EBITDA (1)	$4,612	$9,986	$20,829	$35,427	$23,135	$33,514	$6,648	$63,297	$26,418	$35,232	$47,154	$108,804

(1)	See explanation and reconciliation of Adjusted Hotel EBITDA to net income (loss) included below.

As a result of the COVID-19 pandemic, the Company, its third-party management companies and the brands the Company’s hotels are franchised with aggressively worked to mitigate costs and uses of cash associated with operating the Company’s hotels in a low-occupancy environment. With the support of its brands and third-party management companies, the Company will continue to rethink brand standards, refine its operating model and allocate capital to maximize long-term profitability.

Board of Directors

On March 2, 2021, the Company announced the appointment of Howard Woolley to its Board of Directors, effective March 1, 2021. With Mr. Woolley’s appointment, the size of the Company’s Board of Directors increased from eight to nine members, with six members being independent. Mr. Woolley was also appointed to the Board’s Nominating and Corporate Governance Committee, effective March 1, 2021.

Portfolio Activity

Acquisitions

During the three months ended March 31, 2021, the Company closed on the purchase of the newly developed 176-room Hilton Garden Inn in Madison, Wisconsin, which was contracted for in 2019, for a total purchase price of approximately $50 million. The company has acquired five hotels for a total purchase price of approximately $161 million since the beginning of the COVID-19 pandemic.

Dispositions

During the three months ended March 31, 2021, the Company sold its 118-room Homewood Suites by Hilton in Charlotte, North Carolina, and its 140-room Homewood Suites by Hilton in Memphis, Tennessee, in two separate transactions for a total combined gross sales price of approximately $18 million, resulting in a combined gain on sale of approximately $4 million.

In April 2021, the Company sold its 102-room SpringHill Suites by Marriott in Overland Park, Kansas, for a gross sales price of approximately $5 million. The Company recognized an impairment loss of approximately $1 million in the first quarter of 2021 related to the sale of the hotel.

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Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the three months ended March 31, 2021, the Company invested approximately $2 million in capital expenditures. The Company plans to continue to reinvest in its hotels and anticipates investing an additional $23 million to $28 million in capital improvements during the remainder of 2021, depending in part on the pace of economic recovery.

Balance Sheet and Liquidity

Summary

As of March 31, 2021, Apple Hospitality had approximately $1.5 billion of total outstanding debt with a current combined weighted-average interest rate of approximately 3.9%, cash on hand of approximately $6 million and availability under its revolving credit facility of approximately $275 million. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding debt is comprised of approximately $510 million in property-level debt secured by 33 hotels and approximately $1.0 billion outstanding on its unsecured credit facilities. The number of unencumbered hotels in the Company’s portfolio as of March 31, 2021, was 200. The Company’s total debt to total capitalization, net of cash and cash equivalents at March 31, 2021, was approximately 32%. As of March 31, 2021, the Company’s weighted-average debt maturities are 4 years, with approximately $51 million, net of reserves, maturing in 2021.

Unsecured Credit Facilities Amendments

As a result of COVID-19 and the associated disruption to the Company’s operating results, as previously disclosed, the Company entered into amendments to each of its unsecured credit facilities in June 2020 and then again in March 2021 to temporarily waive the financial covenant testing under each of its unsecured credit facilities. The March 2021 amendments suspend the testing for all but two of the Company’s existing financial maintenance covenants under the unsecured credit facilities until the date the compliance certificate is required to be delivered for the fiscal quarter ending June 30, 2022 (unless the Company elects an earlier date) (the “Extended Covenant Waiver Period”). The testing for the Minimum Fixed Charge Coverage Ratio and the Minimum Unsecured Interest Coverage Ratio is suspended until the compliance certificate is required to be delivered for the fiscal quarter ending March 31, 2022. The March 2021 amendments also include: certain restrictions on share repurchases; an allowance for cash distributions of $0.01 per common share per quarter or to the extent required to maintain REIT status; up to $50 million for discretionary capital expenditures; additional flexibility regarding certain of the conditions relative to restrictions on acquisitions, including an increased allowance for acquiring unencumbered assets using up to $300 million in proceeds from asset sales and up to $300 million in equity issuances; less restrictive thresholds for certain financial covenant ratios for a transitional period once covenant testing recommences at the end of the Extended Covenant Waiver Period or if the Company opts out of the Extended Covenant Waiver Period early; and an increase in the interest rate under each of the unsecured credit facilities of 15 basis points during the Extended Covenant Waiver Period. As of March 31, 2021, the Company was in compliance with the applicable covenants of the credit agreements as amended.

Capital Markets

The Company terminated its written trading plan under its Share Repurchase Program in March 2020 and has not repurchased any shares under the Share Repurchase Program since that time. As of March 31, 2021, the Company had approximately $345 million remaining under its share repurchase authorization. The Share Repurchase Program may be suspended or terminated at any time by the Company and will end in July 2021 unless extended. Share repurchases are subject to certain restrictions during the Extended Covenant Waiver Period, and the Company does not anticipate utilizing the Share Repurchase Program during the Extended Covenant Waiver Period.

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In August 2020, the Company entered into an equity distribution agreement pursuant to which the Company may sell, from time to time, up to an aggregate of $300 million of its common shares under an at-the-market offering program (the “ATM Program”). As of March 31, 2021, the Company had not sold any common shares under the ATM Program.

Shareholder Distributions

On April 15, 2021, the Company paid a quarterly distribution of $0.01 per common share for the first quarter of 2021. As a requirement under the amendments to its unsecured credit facilities, the Company is restricted in its ability to make distributions during the Extended Covenant Waiver Period, except for the payment of cash distributions of $0.01 per common share per quarter or to the extent required to maintain REIT status. The Company’s Board of Directors, in consultation with management, will continue to monitor hotel operations and intends to pay distributions as determined to be prudent in relation to the Company’s other cash requirements or in order to maintain its REIT status for federal income tax purposes, subject to the distribution restrictions as a condition to the amendments to the Company’s unsecured credit facilities during the Extended Covenant Waiver Period.

2021 Outlook

In light of uncertainties related to the ongoing COVID-19 pandemic, the Company does not expect to issue 2021 operational guidance until it has greater visibility into more predictable operating fundamentals and trends. The Company is providing the following full year 2021 outlook regarding certain corporate expenses, which is based on management’s current view and does not take into account any unanticipated developments in its business or changes in its operating environment:

•	General and administrative expenses are projected to be approximately $28 million to $32 million.
•	Interest expense is projected to be approximately $75 million to $80 million.
•	Capital expenditures are projected to be approximately $25 million to $30 million.

The Company does not intend to provide outlook updates unless deemed appropriate.

First Quarter 2021 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties at 10 a.m. Eastern Time on Friday, May 7, 2021. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 1:00 p.m. Eastern Time on May 7, 2021, through 11:59 p.m. Eastern Time on May 28, 2021. To access the replay, the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13717950. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 232 hotels with more than 29,700 guest rooms located in 88 markets throughout 35 states. Concentrated with industry-leading brands, the Company’s portfolio consists of 103 Marriott-branded hotels, 124 Hilton-branded hotels, three Hyatt-branded hotels and two independent hotels. For more information, please visit www.applehospitalityreit.com.

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Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance:  Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; and Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements continues to be the adverse effect of COVID-19, including resurgences and new variants, on the Company’s business, financial performance and condition, operating results and cash flows, the real estate market and the hospitality industry specifically, and the global economy and financial markets generally. The significance, extent and duration of the continued impacts caused by the COVID-19 outbreak on the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the extent and effectiveness of the actions taken to contain the pandemic or mitigate its impact, the speed of the vaccine roll-out, the efficacy, acceptance and availability of vaccines, the duration of associated immunity and efficacy of the vaccines against emerging variants of COVID-19, the potential for additional hotel closures/consolidations that may be mandated or advisable, whether based on increased COVID-19 cases, new variants or other factors, the slowing or rollback of “reopenings” in certain states, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Such additional factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the widespread outbreak of COVID-19 or an increase in COVID-19 cases or any other infectious or contagious diseases in the U.S. or abroad; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory

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proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	March 31,	December 31,
	2021	2020
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation and amortization of $1,275,557 and $1,235,698, respectively	$4,712,480	$4,732,896
Assets held for sale	5,172	5,316
Cash and cash equivalents	5,776	5,556
Restricted cash-furniture, fixtures and other escrows	30,149	28,812
Due from third party managers, net	38,766	22,137
Other assets, net	33,589	35,042
Total Assets	$4,825,932	$4,829,759

Liabilities
Debt, net	$1,523,032	$1,482,571
Finance lease liabilities	221,027	219,981
Accounts payable and other liabilities	80,108	97,860
Total Liabilities	1,824,167	1,800,412

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 223,656,264 and 223,212,346 shares, respectively	4,493,422	4,488,419
Accumulated other comprehensive loss	(26,720)	(42,802)
Distributions greater than net income	(1,464,937)	(1,416,270)
Total Shareholders' Equity	3,001,765	3,029,347

Total Liabilities and Shareholders' Equity	$4,825,932	$4,829,759

Note:  The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2021	2020
Revenues:
Room	$148,481	$217,979
Food and beverage	2,783	11,312
Other	7,449	8,719
Total revenue	158,713	238,010

Expenses:
Hotel operating expense:
Operating	38,150	68,029
Hotel administrative	17,744	23,643
Sales and marketing	14,888	24,359
Utilities	10,560	9,190
Repair and maintenance	10,225	11,793
Franchise fees	6,919	10,257
Management fees	5,254	7,995
Total hotel operating expense	103,740	155,266
Property taxes, insurance and other	19,688	19,595
General and administrative	8,119	9,523
Loss on impairment of depreciable real estate assets	10,754	-
Depreciation and amortization	48,710	49,522
Total expense	191,011	233,906

Gain on sale of real estate	4,484	8,839

Operating income (loss)	(27,814)	12,943

Interest and other expense, net	(18,513)	(15,566)

Loss before income taxes	(46,327)	(2,623)

Income tax expense	(108)	(146)

Net loss	$(46,435)	$(2,769)

Other comprehensive income (loss):
Interest rate derivatives	16,082	(42,166)

Comprehensive loss	$(30,353)	$(44,935)

Basic and diluted net loss per common share	$(0.21)	$(0.01)

Weighted average common shares outstanding - basic and diluted	223,733	224,294

Note: The Consolidated Statements of Operations and Comprehensive Loss and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	March 31,
	2021	2020	% Change
Total revenue	$158,089	$234,396	(32.6%)

Total operating expenses	122,403	171,833	(28.8%)

Adjusted Hotel EBITDA	$35,686	$62,563	(43.0%)
Adjusted Hotel EBITDA Margin %	22.6%	26.7%	(410 bps)

ADR (Comparable Hotels)	$99.29	$133.05	(25.4%)
Occupancy (Comparable Hotels)	55.8%	60.9%	(8.4%)
RevPAR (Comparable Hotels)	$55.39	$81.01	(31.6%)

ADR (Actual)	$99.19	$132.55	(25.2%)
Occupancy (Actual)	55.5%	60.9%	(8.9%)
RevPAR (Actual)	$55.09	$80.66	(31.7%)

Reconciliation to Actual Results

Total Revenue (Actual)	$158,713	$238,010
Revenue from acquisitions prior to ownership	-	-
Revenue from dispositions/assets held for sale	(624)	(3,614)
Comparable Hotels Total Revenue	$158,089	$234,396

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$35,427	$63,297
AHEBITDA from acquisitions prior to ownership	-	-
AHEBITDA from dispositions/assets held for sale	259	(734)
Comparable Hotels AHEBITDA	$35,686	$62,563

Note:  Comparable Hotels is defined as the 232 hotels owned and held for use by the Company as of March 31, 2021. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net loss to non-GAAP financial measures is included in the following pages.

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Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021
Total revenue	$333,215	$324,129	$282,288	$234,396	$79,992	$147,328	$132,387	$158,089

Total operating expenses	201,133	201,967	187,819	171,833	79,137	112,710	109,373	122,403

Adjusted Hotel EBITDA	$132,082	$122,162	$94,469	$62,563	$855	$34,618	$23,014	$35,686
Adjusted Hotel EBITDA Margin %	39.6%	37.7%	33.5%	26.7%	1.1%	23.5%	17.4%	22.6%

ADR (Comparable Hotels)	$142.54	$140.30	$132.01	$133.05	$100.90	$104.96	$97.99	$99.29
Occupancy (Comparable Hotels)	81.5%	79.9%	73.0%	60.9%	28.2%	48.7%	46.5%	55.8%
RevPAR (Comparable Hotels)	$116.14	$112.03	$96.31	$81.01	$28.47	$51.16	$45.59	$55.39

ADR (Actual)	$141.60	$139.21	$131.41	$132.55	$100.76	$104.78	$97.87	$99.19
Occupancy (Actual)	81.4%	79.9%	72.9%	60.9%	28.2%	48.6%	46.5%	55.5%
RevPAR (Actual)	$115.30	$111.17	$95.85	$80.66	$28.44	$50.94	$45.46	$55.09

Reconciliation to Actual Results

Total Revenue (Actual)	$341,117	$331,722	$289,971	$238,010	$81,078	$148,826	$133,965	$158,713
Revenue from acquisitions prior to ownership	798	675	73	-	-	-	-	-
Revenue from dispositions/assets held for sale	(8,700)	(8,268)	(7,756)	(3,614)	(1,086)	(1,498)	(1,578)	(624)
Comparable Hotels Total Revenue	$333,215	$324,129	$282,288	$234,396	$79,992	$147,328	$132,387	$158,089

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$134,759	$124,596	$96,836	$63,297	$704	$34,688	$23,296	$35,427
AHEBITDA from acquisitions prior to ownership	166	57	(1)	-	-	-	-	-
AHEBITDA from dispositions/assets held for sale	(2,843)	(2,491)	(2,366)	(734)	151	(70)	(282)	259
Comparable Hotels AHEBITDA	$132,082	$122,162	$94,469	$62,563	$855	$34,618	$23,014	$35,686

Note:  Comparable Hotels is defined as the 232 hotels owned and held for use by the Company as of March 31, 2021. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

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Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	March 31,
	2021	2020	% Change
Total revenue	$155,637	$234,396	(33.6%)

Total operating expenses	120,327	171,833	(30.0%)

Adjusted Hotel EBITDA	$35,310	$62,563	(43.6%)
Adjusted Hotel EBITDA Margin %	22.7%	26.7%	(400 bps)

ADR (Same Store Hotels)	$99.12	$133.05	(25.5%)
Occupancy (Same Store Hotels)	56.1%	60.9%	(7.9%)
RevPAR (Same Store Hotels)	$55.61	$81.01	(31.4%)

ADR (Actual)	$99.19	$132.55	(25.2%)
Occupancy (Actual)	55.5%	60.9%	(8.9%)
RevPAR (Actual)	$55.09	$80.66	(31.7%)

Reconciliation to Actual Results

Total Revenue (Actual)	$158,713	$238,010
Revenue from acquisitions	(2,452)	-
Revenue from dispositions/assets held for sale	(624)	(3,614)
Same Store Hotels Total Revenue	$155,637	$234,396

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$35,427	$63,297
AHEBITDA from acquisitions	(376)	-
AHEBITDA from dispositions/assets held for sale	259	(734)
Same Store Hotels AHEBITDA	$35,310	$62,563

Note: Same Store Hotels is defined as the 227 hotels owned by the Company as of January 1, 2020 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net loss to non-GAAP financial measures is included in the following pages.

Page | 12

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021
Total revenue	$234,396	$79,599	$146,176	$130,415	$155,637

Total operating expenses	171,833	78,827	111,690	107,720	120,327

Adjusted Hotel EBITDA	$62,563	$772	$34,486	$22,695	$35,310
Adjusted Hotel EBITDA Margin %	26.7%	1.0%	23.6%	17.4%	22.7%

ADR (Same Store Hotels)	$133.05	$100.83	$104.90	$97.99	$99.12
Occupancy (Same Store Hotels)	60.9%	28.2%	49.0%	46.6%	56.1%
RevPAR (Same Store Hotels)	$81.01	$28.47	$51.39	$45.67	$55.61

ADR (Actual)	$132.55	$100.76	$104.78	$97.87	$99.19
Occupancy (Actual)	60.9%	28.2%	48.6%	46.5%	55.5%
RevPAR (Actual)	$80.66	$28.44	$50.94	$45.46	$55.09

Reconciliation to Actual Results

Total Revenue (Actual)	$238,010	$81,078	$148,826	$133,965	$158,713
Revenue from acquisitions	-	(393)	(1,152)	(1,972)	(2,452)
Revenue from dispositions/assets held for sale	(3,614)	(1,086)	(1,498)	(1,578)	(624)
Same Store Hotels Total Revenue	$234,396	$79,599	$146,176	$130,415	$155,637

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$63,297	$704	$34,688	$23,296	$35,427
AHEBITDA from acquisitions	-	(83)	(132)	(319)	(376)
AHEBITDA from dispositions/assets held for sale	(734)	151	(70)	(282)	259
Same Store Hotels AHEBITDA	$62,563	$772	$34,486	$22,695	$35,310

Note: Same Store Hotels is defined as the 227 hotels owned by the Company as of January 1, 2020 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 13

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization).  In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

The following table reconciles the Company’s GAAP net income (loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis from March 31, 2019 through March 31, 2021:

		Three Months Ended
	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021
Net income (loss)	$38,151	$62,090	$46,223	$25,453	$(2,769)	$(78,243)	$(40,948)	$(51,247)	$(46,435)
Depreciation and amortization	47,950	48,109	47,887	49,294	49,522	49,897	50,171	50,196	48,710
Amortization of favorable and unfavorable operating leases, net	31	31	31	31	101	101	103	137	98
Interest and other expense, net	15,494	15,857	14,759	15,081	15,566	18,386	18,531	18,352	18,513
Income tax expense	206	156	143	174	146	58	61	67	108
EBITDA	101,832	126,243	109,043	90,033	62,566	(9,801)	27,918	17,505	20,994
(Gain) loss on sale of real estate	(1,213)	161	-	(3,969)	(8,839)	54	-	(2,069)	(4,484)
Loss on impairment of depreciable real estate assets	-	-	6,467	-	-	4,382	-	715	10,754
EBITDAre	100,619	126,404	115,510	86,064	53,727	(5,365)	27,918	16,151	27,264
Non-cash straight-line operating ground lease expense	48	47	47	46	47	44	44	45	44
Adjusted EBITDAre	$100,667	$126,451	$115,557	$86,110	$53,774	$(5,321)	$27,962	$16,196	$27,308
General and administrative expense	8,137	8,308	9,039	10,726	9,523	6,025	6,726	7,100	8,119
Adjusted Hotel EBITDA	$108,804	$134,759	$124,596	$96,836	$63,297	$704	$34,688	$23,296	$35,427

Page | 14

Apple Hospitality REIT, Inc.

Reconciliation of Net Loss to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net loss to FFO and MFFO for the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,
	2021	2020
Net loss	$(46,435)	$(2,769)
Depreciation of real estate owned	47,088	47,668
Gain on sale of real estate	(4,484)	(8,839)
Loss on impairment of depreciable real estate assets	10,754	-
Funds from operations	6,923	36,060
Amortization of finance ground lease assets	1,617	1,602
Amortization of favorable and unfavorable operating leases, net	98	101
Non-cash straight-line operating ground lease expense	44	47
Modified funds from operations	$8,682	$37,810

Page | 15

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

March 31, 2021

	April 1 -
	December 31,							Fair Market
	2021	2022	2023	2024	2025	Thereafter	Total	Value
Total debt:
Maturities	$67,706	$259,731	$296,213	$338,597	$245,140	$322,265	$1,529,652	$1,488,025
Average interest rates (1)	3.9%	3.9%	4.1%	4.3%	4.4%	4.4%

Variable rate debt:
Maturities	$20,551	$149,900	$250,000	$310,000	$175,000	$85,000	$990,451	$965,647
Average interest rates (1)	3.7%	3.8%	4.1%	4.5%	5.0%	5.6%

Fixed rate debt:
Maturities	$47,155	$109,831	$46,213	$28,597	$70,140	$237,265	$539,201	$522,378
Average interest rates	4.3%	4.1%	4.0%	4.0%	4.0%	3.9%

(1)	The average interest rate gives effect to interest rate swaps, as applicable.

Note: See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Page | 16

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics Top 20 Markets

Three Months Ended March 31

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2021	Q1 2020	% Change	Q1 2021	Q1 2020	% Change	Q1 2021	Q1 2020	% Change	Q1 2021
Top 20 Markets
Los Angeles, CA	8	83.0%	73.9%	12.3%	$112.12	$167.62	(33.1%)	$93.02	$123.87	(24.9%)	9.8%
Phoenix, AZ	11	61.8%	69.1%	(10.6%)	$108.04	$164.13	(34.2%)	$66.80	$113.47	(41.1%)	9.2%
North Carolina East	5	69.5%	66.2%	5.0%	$108.75	$107.92	0.8%	$75.63	$71.46	5.8%	4.3%
Orange County, CA	6	60.6%	66.0%	(8.2%)	$100.34	$145.49	(31.0%)	$60.84	$96.00	(36.6%)	4.3%
Florida Panhandle	5	66.5%	66.5%	0.0%	$111.49	$133.13	(16.3%)	$74.14	$88.59	(16.3%)	3.9%
San Diego, CA	7	46.9%	64.6%	(27.4%)	$110.56	$148.42	(25.5%)	$51.90	$95.94	(45.9%)	3.8%
Alabama North	4	69.1%	68.5%	0.9%	$111.03	$114.08	(2.7%)	$76.68	$78.13	(1.9%)	3.3%
Oklahoma City, OK	4	64.3%	58.3%	10.3%	$101.34	$122.89	(17.5%)	$65.12	$71.60	(9.1%)	3.2%
Seattle, WA	3	57.1%	67.9%	(15.9%)	$120.83	$163.43	(26.1%)	$68.94	$110.95	(37.9%)	2.9%
Melbourne, FL	3	49.1%	90.3%	(45.6%)	$129.70	$169.14	(23.3%)	$63.71	$152.80	(58.3%)	2.5%
Tucson, AZ	3	67.5%	75.9%	(11.1%)	$98.69	$143.26	(31.1%)	$66.60	$108.73	(38.7%)	2.5%
Miami, FL	3	72.4%	76.2%	(5.0%)	$104.14	$167.77	(37.9%)	$75.37	$127.85	(41.0%)	2.4%
Fort Worth/Arlington, TX	5	71.4%	61.6%	15.9%	$97.14	$134.43	(27.7%)	$69.35	$82.85	(16.3%)	2.4%
Alabama South	6	53.0%	64.2%	(17.4%)	$95.40	$111.33	(14.3%)	$50.60	$71.48	(29.2%)	2.3%
Fort Lauderdale, FL	2	78.9%	74.2%	6.3%	$99.40	$175.39	(43.3%)	$78.40	$130.11	(39.7%)	2.3%
Richmond/Petersburg, VA	5	45.7%	50.7%	(9.9%)	$110.04	$151.64	(27.4%)	$50.34	$76.85	(34.5%)	2.3%
Alaska	2	70.4%	67.8%	3.8%	$126.46	$138.91	(9.0%)	$89.07	$94.20	(5.4%)	2.2%
Texas West	2	80.5%	69.1%	16.5%	$98.61	$122.22	(19.3%)	$79.42	$84.48	(6.0%)	2.2%
Inland Empire, CA	1	96.0%	77.6%	23.7%	$151.69	$169.45	(10.5%)	$145.62	$131.48	10.8%	1.8%
Dallas, TX	8	59.2%	59.5%	(0.5%)	$84.30	$124.05	(32.0%)	$49.88	$73.83	(32.4%)	1.7%
Top 20 Markets	93	63.0%	66.3%	(5.0%)	$106.40	$144.80	(26.5%)	$67.08	$96.01	(30.1%)	69.3%

All Other Markets	139	50.7%	57.2%	(11.4%)	$93.12	$123.89	(24.8%)	$47.25	$70.92	(33.4%)	30.7%

Total Portfolio	232	55.8%	60.9%	(8.4%)	$99.29	$133.05	(25.4%)	$55.39	$81.01	(31.6%)	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 17

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Three Months Ended March 31

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2021	Q1 2020	% Change	Q1 2021	Q1 2020	% Change	Q1 2021	Q1 2020	% Change	Q1 2021
STR Region
East North Central	16	35.6%	50.6%	(29.6%)	$81.88	$112.95	(27.5%)	$29.16	$57.19	(49.0%)	(3.1)%
East South Central	29	55.7%	63.0%	(11.6%)	$102.59	$124.24	(17.4%)	$57.12	$78.31	(27.1%)	13.1%
Middle Atlantic	12	48.0%	49.0%	(2.0%)	$99.04	$131.30	(24.6%)	$47.49	$64.35	(26.2%)	(2.2)%
Mountain	22	58.6%	65.8%	(10.9%)	$99.97	$147.21	(32.1%)	$58.55	$96.87	(39.6%)	13.8%
New England	5	41.6%	51.0%	(18.4%)	$96.86	$123.76	(21.7%)	$40.31	$63.12	(36.1%)	0.3%
Pacific	32	63.7%	67.8%	(6.0%)	$112.04	$155.83	(28.1%)	$71.41	$105.72	(32.5%)	27.9%
South Atlantic	58	60.8%	64.0%	(5.0%)	$100.58	$132.73	(24.2%)	$61.18	$84.92	(28.0%)	33.5%
West North Central	17	43.8%	54.0%	(18.9%)	$90.58	$115.87	(21.8%)	$39.71	$62.51	(36.5%)	1.6%
West South Central	41	58.7%	58.9%	(0.3%)	$90.54	$122.44	(26.1%)	$53.15	$72.16	(26.3%)	15.1%

Total Portfolio	232	55.8%	60.9%	(8.4%)	$99.29	$133.05	(25.4%)	$55.39	$81.01	(31.6%)	100.0%

Note:  Region categorization based on STR designation.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Three Months Ended March 31

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2021	Q1 2020	% Change	Q1 2021	Q1 2020	% Change	Q1 2021	Q1 2020	% Change	Q1 2021
Upscale
Courtyard	36	49.1%	57.5%	(14.6%)	$97.27	$136.44	(28.7%)	$47.79	$78.44	(39.1%)	12.7%
Hilton Garden Inn	42	46.8%	58.2%	(19.6%)	$93.85	$130.25	(27.9%)	$43.88	$75.77	(42.1%)	8.2%
Homewood Suites	31	69.9%	68.0%	2.8%	$103.94	$138.93	(25.2%)	$72.61	$94.48	(23.1%)	19.9%
Hyatt House	1	50.4%			$106.36			$53.64			0.3%
Hyatt Place	2	55.3%	73.8%	(25.1%)	$99.96	$100.29	(0.3%)	$55.31	$74.05	(25.3%)	0.7%
Residence Inn	33	66.9%	67.2%	(0.4%)	$112.50	$141.61	(20.6%)	$75.27	$95.17	(20.9%)	28.2%
SpringHill Suites	12	54.1%	55.3%	(2.2%)	$79.82	$122.73	(35.0%)	$43.17	$67.82	(36.3%)	2.9%
Upscale Total	157	56.0%	61.4%	(8.8%)	$100.19	$135.09	(25.8%)	$56.11	$82.94	(32.3%)	72.9%

Upper Midscale
Fairfield Inn / Fairfield Inn & Suites	11	55.5%	58.9%	(5.8%)	$77.37	$115.10	(32.8%)	$42.93	$67.83	(36.7%)	2.4%
Hampton Inn / Hampton Inn & Suites	39	51.3%	58.0%	(11.6%)	$96.41	$130.50	(26.1%)	$49.49	$75.72	(34.6%)	11.6%
Home2 Suites	10	68.1%	71.0%	(4.1%)	$101.94	$124.94	(18.4%)	$69.44	$88.69	(21.7%)	7.4%
TownePlace Suites	9	69.3%	68.0%	1.9%	$91.82	$113.91	(19.4%)	$63.62	$77.49	(17.9%)	5.6%
Upper Midscale Total	69	56.3%	61.0%	(7.7%)	$93.78	$125.18	(25.1%)	$52.77	$76.32	(30.9%)	27.0%

Upper Upscale
Embassy Suites	2	73.4%	69.0%	6.4%	$148.28	$176.00	(15.8%)	$108.90	$121.51	(10.4%)	3.2%
Marriott	2	33.3%	43.3%	(23.1%)	$110.71	$150.20	(26.3%)	$36.84	$65.03	(43.3%)	0.0%
Upper Upscale Total	4	46.9%	52.0%	(9.8%)	$130.61	$161.81	(19.3%)	$61.19	$84.18	(27.3%)	3.2%

Independents
Independents	2	55.7%	51.7%	7.7%	$113.30	$135.80	(16.6%)	$63.11	$70.21	(10.1%)	(3.1)%
Independents Total	2	55.7%	51.7%	7.7%	$113.30	$135.80	(16.6%)	$63.11	$70.21	(10.1%)	(3.1)%

Total Portfolio	232	55.8%	60.9%	(8.4%)	$99.29	$133.05	(25.4%)	$55.39	$81.01	(31.6%)	100.0%

Note:  Chain scale categorization based on STR designation.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months Ended March 31

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2021	Q1 2020	% Change	Q1 2021	Q1 2020	% Change	Q1 2021	Q1 2020	% Change	Q1 2021
STR Location
Airport	19	64.3%	69.3%	(7.2%)	$94.18	$130.02	(27.6%)	$60.58	$90.08	(32.7%)	8.5%
Interstate	6	57.7%	57.1%	1.1%	$97.73	$110.12	(11.3%)	$56.39	$62.86	(10.3%)	2.9%
Resort	11	52.6%	64.4%	(18.3%)	$110.90	$144.22	(23.1%)	$58.35	$92.88	(37.2%)	6.7%
Small Metro/Town	15	62.5%	66.3%	(5.7%)	$98.17	$127.98	(23.3%)	$61.37	$84.85	(27.7%)	9.3%
Suburban	138	56.8%	60.4%	(6.0%)	$98.05	$129.95	(24.5%)	$55.68	$78.43	(29.0%)	57.4%
Urban	43	48.9%	57.8%	(15.4%)	$103.13	$144.18	(28.5%)	$50.39	$83.31	(39.5%)	15.2%

Total Portfolio	232	55.8%	60.9%	(8.4%)	$99.29	$133.05	(25.4%)	$55.39	$81.01	(31.6%)	100.0%

Note:  Location categorization based on STR designation.

Page | 20